AGREEMENT DATE: JUNE 2, 1999                                           EXHIBIT 1


                       Corporate Non-Disclosure Agreement

This Corporate Non-Disclosure Agreement ("Agreement") is entered into and made effective as of the date set forth above, by and between Intel Corporation and its majority owned subsidiaries ("Intel"), and the Participant identified below ("Participant"). Unless the Participant indicates that this Agreement will apply only to the specific division or location, this Agreement will apply to the Participant's entire Company.

THE PARTIES AGREE AS FOLLOWS:

1. Confidential Information Transmittal Form. The confidential, proprietary and made secret information of the disclosing party ("Confidential Information") to be disclosed hereunder is that information which (i) is described in the Confidential Information Transmittal Record ("CITR") executed from time to time hereafter and
         (ii) is marked with a "confidential", "proprietary", or similar legend. CITRs are subject to the terms of this Agreement. CITRs will be executed, in writing or in electronic form, by the parties prior to the disclosure of Confidential Information. All Confidential Information received from the disclosing party will be in tangible form. To be considered Confidential Information, non-tangible disclosures must be identified as confidential prior to disclosure and produced in writing, marked as provided above and delivered to the receiving party within thirty (30) days of the original date of disclosure. The CITR will indicate the disclosing party, a description of the Confidential Information disclosed, the names of the representatives of the parties and the dates when the disclosure covered by the CITR commenced.

2. Obligations of Receiving Party. The receiving party will maintain the confidentiality of the Confidential Information of the disclosing party with at least the same degree of care that it uses to protect its own confidential and proprietary information, but no less than a reasonable degree of care under the circumstances. The receiving party will not disclose any of the disclosing party's Confidential Information to any employees or to any third parties except to the receiving party's employees, parent company and majority-owned subsidiaries who have a need to know and who agree to abide by nondisclosure terms at least as comprehensive as those set forth herein: provided that the receiving party will be liable for breach by any such entity. The receiving party will not make any copies of the Confidential Information received from the disclosing party except as necessary for its employees, parent company and majority-owned subsidiaries with a need to know. Any copies which are made will be identified as belonging to the disclosing party and marked "confidential", "proprietary", or with a similar legend.

3. Period of Non-Assertion. Unless a shorter period is indicated in the applicable CITR, the disclosing party will not insert any claims of breach of this Agreement or misappropriation of trade secrets against the receiving party arising from the receiving party's disclosure of the disclosing party's Confidential Information made more than five

         (5) years from the date of the CITR under which such information was disclosed. However, unless at least one of the exceptions set for in
         Section 4 below has occurred, the receiving party will continue to treat such confidential Information as the confidential information of the disclosing party and only disclose any such Confidential Information to third parties under the terms of a non-disclosure agreement.

4. Termination of Obligation of Confidentiality. The receiving party will not be liable for the disclosure of any Confidential Information which is:

         (a) rightfully in public domain other than by a breach of duty to the disclosing party

         (b) rightfully received from a third party without any obligation of confidentiality

         (c) rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party

         (d)      independently developed by employees of the receiving party;
                  or

         (e) generally made available to third parties by the disclosing party without restriction on disclosure.


5. Title. Title or the right to possess Confidential Information as between the parties will remain in the disclosing party.

6. No Obligation of Disclosure: Termination. Neither party has any obligation to disclose Confidential Information to the other. Either party may terminate this Agreement at any time without cause upon written notice to the other party: provided that each party's obligations with respect to Confidential Information disclosed during the term of this Agreement will survive any such termination. Either party may, at any time: (a) cease giving Confidential Information to the other party without any liability and/or (b) request in writing the return or destruction of all or part of its Confidential Information previously disclosed, and all copies thereof, and the receiving party will promptly comply with such request, and certify in writing its compliance.

7. Residuals. Notwithstanding anything herein to the contrary, either party may use Residuals for any purpose, including without limitation use in development manufacture, promotion, sale and maintenance of its products or services: provided that this right to Residuals does not represent a licence under any patents, copyrights or other intellectual property rights of the disclosing party. The term "Residuals" means any information retained in the unaided memories of the receiving party's employees who have had access to the disclosing party's Confidential Information pursuant to the terms of this Agreement. An employee's memory is unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.

8.       General.

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         (a)      This Agreement is neither intended to nor will it be
                  considered as creating a joint venture, partnership or other form of business association between the parties, nor an obligation to buy or sell products using or incorporating the Confidential Information.

         (b) Both parties understand and acknowledge that no license under any patent, copyright, trade secret, or other intellectual property right is granted to or conferred upon, either party in this Agreement or by the disclosure of any Confidential Information by one party to the other party as contemplated hereunder, either expressly, by implication, inducement, estoppel or otherwise, and that any license under such intellectual property rights must be express and in writing.
         (c) The failure of either party to enforce any right resulting from breach of any provision of this Agreement by the other party will not be deemed a waiver of any right relating to a subsequent breach of such provision or of any other right hereunder.

         (d) This Agreement will be governed by laws of the State of Delaware without reference to conflict of laws principles.

         (e) This Agreement, any accompanying CITR and CITRs executed from time to time hereafter which incorporate the terms of this Agreement, constitutes the entire agreement between the parties with respect to the disclosure(s) of Confidential Information described in each CITR, and may not be amended except in a writing signed by a duly authorized representative of the respective parties. Any other agreements between the parties, including non-disclosure agreements, will not be affected by this Agreement.

INTEL CONTACT: Mohammad Aboobaker      M/S: FMS-92 TEL NO: 356-6084

AGREED:
INTEL CORPORATION
2200 Mission College Blvd.
Santa Clara, CA 95052-8119             PARTICIPANT:    DSP Communications
                                                       20300 Stevens Creek Blvd.
                                                       Cupertino, CA 95014



                                       /s/ DAVIDI GILO
                                       -----------------------------------------
                                       Signature of Authorized Representative
                                         (e.g. President or V.P.)
                                       David Gilo
                                       -----------------------------------------
                                       Printed  Name
                                       Chairman
                                       -----------------------------------------
                                       Title

                                 Addendum No. 1
                                       to
                   Corporate Non-Disclosure Agreement 4655141
                                     between
                           Intel Corporation ("Intel")
                                       and
                       DSP Communications Inc. ("Company")

Effective August 31, 1999 (the "Effective Date"), the above-referenced Agreement is modified solely with respect to the Confidential Information Transmittal Records dated after August 31, 1999, and before December 31, 1999, executed in connection with the consideration of a possible business transaction involving an acquisition of the Company (the "Transaction"), as follows:

1. Sentence 2 of Section 2 Obligations of Receiving Party is hereby deleted and replaced with the following:

         The receiving party will not disclose any of the disclosing party's Confidential Information to any employees or to any third parties except to employees of the receiving party or its employees, parent company and majority-owned subsidiaries and financial advisors, attorneys and accountants who have a need to know such Confidential Information (collectively "Representatives"), and who agree to abide by nondisclosure terms at least as comprehensive as those set forth herein; provided that the receiving party will be liable for breach by any such entity.

2.       Section 7 Residuals is hereby deleted and replaced with the following:

         The Company understands that Intel is a diverse corporation which conducts research and development activities in an immense variety of technologies, often resulting in new commercial product development. The Company acknowledges that Intel may already be working on similar technology as that disclosed by the Company, and that Intel's personnel to whom the disclosure is made may be wholly unaware of this work. Intel's receipt of Confidential Information under this agreement shall not create any obligation in any way limiting, restricting, or prohibiting Intel's assignment of employees or contractors. Notwithstanding anything herein to the contrary, Intel may use residuals of the Confidential Information for any purpose including without limitation use in development, manufacture, promotion, sale and maintenance of Intel's products and services. The term "residuals" as used herein means any information relating to the Company's technology retained in the unaided memories of Intel's Representatives who have had access to such Confidential Information pursuant to the terms of this agreement. A Representative's


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         memory is unaided if the Representative has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it. This provision grants no patent or copyright license.

3.       Section 8 General hereby becomes Section 11 General.

4.       A new Section 8 is hereby added:

         Section 8 Press Releases/Disclosures. Neither party nor any of its affiliates shall make, or cause to be made, without the prior written consent of the other party, any public or private disclosure or other announcement with respect to the existence of the Agreement, the fact that any investigations, discussions or negotiations are taking or have taken place concerning the Transaction between the parties, or the diligence or Confidential Information has been requested or received from the parties, or any of the terms, conditions or other facts with respect to any such potential Transaction, including the status thereof. Any press release or other public disclosure or other announcement with respect to any of the foregoing matters required by law or the rules of any applicable securities exchange or market system shall be submitted to the nondisclosing party within a reasonable time prior to release in order for the nondisclosing party to provide comments and, where possible, request confidential treatment of such disclosure.

         Intel and the Company understand that each party is subject to the reporting and disclosure requirements of the Securities Exchange Act of 1934 and as such is required to disclose certain material information regarding itself and its business and operations. From time to time, however, Intel and its affiliates and the Company and its affiliates may have in their possession certain material information that has not yet been disclosed to the public. To the extent that any information disclosed to receiving party constitutes material nonpublic information about disclosing party, receiving party acknowledges its obligations under the securities laws and acknowledges that failure to abide by such restrictions may subject Recipient to criminal and/or civil penalties.

5.       A new Section 9 is hereby added:

         Section 9 No Representations. Except as may be specifically provided hereafter in a definitive written agreement, neither party shall be deemed to make or have made any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information which either party furnished to the other, and neither party shall bear any liability to the other party or the other party's employees, agents or consultants resulting from the use of any Confidential Information by the other party or its employees, agents or consultants.

6.       A new Section 10 is hereby added:

         Section 10 Standstill. Without prior written consent of the other party to this Agreement, neither party will for a period of eighteen (18) months from the Effective Date: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the other party, (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of any "proxy" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission) or seek to advise or influence any person or entity with respect to the voting of any voting securities of the other party, (iii) form, join or in any way participate, directly or indirectly, in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to any voting securities of the other Party; (iv) otherwise act, along or in concert with others, directly or indirectly, to seek control of the management, board of directors, or policies of the other party; or (v) seek any modification to or waiver of the terms or conditions of this
         Section 10, unless, in any such case, specifically invited to do so by actions of the Board of Directors or Chief Executive Officer of the Company. Notwithstanding the above, either party and its affiliates and/or its retirement plans may acquire not to exceed 2% of the outstanding equity securities of the other party. The provisions of this paragraph pertaining to Intel's obligations shall terminate in the event that: (a) any third party unaffiliated with the Company initiates a tender offer or exchange offer for the common stock of the Company or
         (b) the Company enters into an agreement to merge with, or sell or dispose of 50% or more of its assets or earning power, to any party not affiliated with the Company. The provisions of this paragraph pertaining to the Company's obligation shall terminate in the event that: (a) any third party unaffiliated with Intel initiates a tender offer or exchange offer for the common stock of Intel or (b) Intel enters into an agreement to merge with, or sell or dispose of 50% or more of its assets or earning power, to any party not affiliated with Intel.

7.       New Section 11 is hereby added:

         Section 11 Non-Exclusive Relationship: the Company acknowledges that
         (a) Intel has invested and will continue to invest in a wide range of companies in numerous market segments, (b) Intel may invest in multiple competitors, with similar or identical strategies, within the same market segment and (c) Intel will not maintain an exclusive relationship with any one company.

8.       New Section 12 is hereby added:

         Section 12 Material Inside Information: Each party hereby acknowledges that it is aware (and that its Representatives who are apprized of a possible transaction have been advised) that the United States and other applicable securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.


Except as modified herein, the terms and conditions of the Agreement remain in full force and effect.

Agreed and accepted:

INTEL CORPORATION                      DSP Communications, Inc.

By: /s/ Guy Anthony                        By: /s/ Stephen P. Pezzola
    -------------------------             --------------------------------------
    Guy Anthony                            Stephen P. Pezzola
-----------------------------          -----------------------------------------
Printed Name                           Printed Name

Asst Treasurer                         General Counsel and Secretary
-----------------------------          -----------------------------------------
Title                                  Title

8/31/99                                September 7, 1999
-----------------------------          -----------------------------------------
Date                                   Date

                  Signature Page to Addendum No. 1 to Corporate
                        Non-Disclosure Agreement 4655141

CITR DATE:     August 31,    , 1999      CNDA#      4665141
           -----------------      -            --------------------------------
       (Date Disclosure(s) will commence     (Fill in Number from Executed CNDA)

Participant's Name:     DSP Communications, Inc.
                    ------------------------------------------------------------

Location of Disclosure:  2200 Mission College Blvd., Santa Clara, CA 95042
                        --------------------------------------------------------
                        Street Address     City              State      Zip Code

Intel and Participant agree that the Confidential Information described below shall be kept confidential by the receiving party. This CITR incorporates all the terms and conditions of the Corporate Non-Disclosure Agreement ("CNDA") executed by the parties.

1. Describe Confidential Information disclosed by each party. (Be specific, include subject or product, any document title, drawing/document number, date, rev., etc.) Identify visuals, foils, and verbal disclosures. (Use additional sheets if necessary).

         Intel Confidential Information:________________________________________

         Participant's Confidential Information:  Preliminary Due Diligence Per
                                                 -------------------------------
         Attached List
         -----------------------------------------------------------------------

2. This CITR covers the above described Confidential Information to be conveyed commencing on the CITR Date stated above provided it is marked as required under the CNDA.

3. Unless a shorter period is indicated below, the disclosing party will not assert any claims of breach or misappropriation of trade secrets against the receiving party arising from the receiving party's disclosure of the disclosing party's Confidential Information under this CITR more than five (5) years from the date when such information was disclosed. However, unless at least one of the exceptions set forth in Section 4 of the CNDA has occurred, the receiving party will continue to treat such Confidential Information as the confidential information of the disclosing party and only disclose any such Confidential Information to third parties under the terms of a non-disclosure agreement. Either party may at any time request in writing the immediate return of all or part of its Confidential Information disclosed hereunder, and all copies thereof, and the receiving party shall promptly comply with such request. If initialed and filled in below, the period after which the disclosing party agrees not to assert claims against the receiving party with respect to the Confidential Information disclosed under this CITR will be ____ months (not less than twenty-four (24) months nor more than sixty (60) months), (______/______)

4. Confidential Information may be controlled by U.S. Export Regulations, and export, re-export or foreign disclosure (including to subsidiary employees) may require U.S. Government approval. The receiving party shall not use, export, transfer, make available or otherwise disclose any Confidential Information in violation of U.S. Export Regulations, including any use or development in nuclear, missile, chemical and/or biological weapons activities.

5. All other terms and conditions of the executed CNDA shall remain in full force and effect. Nothing contained herein shall be construed as amending or modifying the terms of the CNDA referenced above.

6. Both parties understand and acknowledge that no license under any patent, copyright, trade secret or other intellectual property right is granted to or conferred upon either party in this Agreement or by the disclosure of any Confidential Information by one party to the other party as contemplated hereunder, either expressly, by implication, inducement, estoppel or otherwise, and that any license under such intellectual property rights must be express and in writing.



                                       PARTICIPANT  DSP Communications, Inc.
                                                  ------------------------------
                                                  (Company Name, Division/Sub if
                                                  applicable)

                                                  20300 Stevens Creek Blvd.
                                                  ------------------------------
INTEL CORPORATION                                 Street Address
2200 Mission College Blvd.
Santa Clara, CA 95052-8119                        Cupertino, CA 95014
                                                  ------------------------------
                                                  City, State, Zip


Represented By:                                   Represented By:

/s/ GUY SMITH                          /s/ STEPHEN P. PEZZOLA
---------------------------------      -----------------------------------------
Signature                              Signature

Guy Smith                              Stephen P. Pezzola
---------------------------------      -----------------------------------------
Printed Name                           Printed Name

Asst. Treasurer                        General Counsel and Corporate Secretary
---------------------------------      -----------------------------------------
Title                                  Title

8/31/99                                9/7/99 as of 8/31/99
---------------------------------      -----------------------------------------
Date                                   Date

          PLEASE SEND ONE COPY OF THE CITR TO: INTEL CORPORATION, ATTN:
                           Post Contract Mgmt, FM6-03
                  1900 Pririe City Road, Folsom, CA 95630-9598